EXHIBIT 99.2

                   TYCO AND CIT UNAUDITED PRO FORMA COMBINED
                        CONDENSED FINANCIAL INFORMATION

     The accompanying unaudited pro forma combined condensed financial information relates to the proposed merger of The CIT Group, Inc. with and into Tyco Acquisition Corp. XIX (NV), a wholly-owned subsidiary of Tyco International Ltd. In the merger, each share of CIT common stock, other than shares owned by The Dai-Ichi Kangyo Bank Ltd., will be exchanged for 0.6907 of a Tyco common share. Shares of CIT common stock owned by Dai-Ichi (which constitute 71 million of the outstanding shares) will be purchased by Tyco Acquisition immediately prior to the merger for $35.02 per share in cash. In addition to the CIT common stock, there are outstanding shares of exchangeable stock issued by CIT Exchangeco Inc., an indirect subsidiary of CIT. Each exchangeable share presently outstanding is exchangeable for one share of CIT common stock. Each exchangeable share outstanding following the merger will be exchangeable for
0.6907 of a Tyco common share. The merger is to be accounted for in accordance with the purchase method of accounting pursuant to APB Opinion No. 16. Accordingly, the accompanying unaudited pro forma combined condensed financial information gives effect to the transaction in accordance with the purchase method of accounting. Pursuant to Rule 11-02 of Regulation S-X, the unaudited pro forma combined condensed financial information excludes extraordinary items and cumulative effect of accounting changes.

     The unaudited pro forma combined condensed financial information should be read in conjunction with:

          1. Tyco's audited Consolidated Financial Statements, including the accounting policies and notes thereto, included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2000,

          2. Tyco's unaudited Consolidated Financial Statements and notes thereto included in its Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2000, and

          3. CIT's audited Consolidated Financial Statements, including the notes thereto, included in its Annual Report on Form 10-K for the year ended December 31, 2000.

     The following unaudited pro forma combined condensed financial information sets forth the combined results of operations for the fiscal year ended September 30, 2000 and the quarter ended December 31, 2000, as if the merger had occurred at the beginning of fiscal 2000, and the financial position as of December 31, 2000, as if the merger had occurred as of that date. CIT has a December 31 year end, which differs from Tyco's September 30 fiscal year end. The unaudited pro forma combined condensed statements of continuing operations for the fiscal year ended September 30, 2000 and the quarter ended December 31, 2000 include the historical results of operations for CIT for the year ended December 31, 2000 and the quarter ended December 31, 2000, respectively. Accordingly, the results for the quarter ended December 31, 2000 for CIT have been included in the operating results for the year ended September 30, 2000 and in the operating results for the quarter ended December 31, 2000. The unaudited pro forma combined condensed balance sheet includes the financial position of CIT as of December 31, 2000.

     The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have actually occurred if the acquisition had been consummated on October 1, 1999, nor is it necessarily indicative of future operating results.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF CONTINUING
               OPERATIONS FOR THE QUARTER ENDED DECEMBER 31, 2000
                     (in millions, except per share amounts)

                                                                             Tyco          CIT        Pro Forma        Pro Forma
                                                                           --------     --------     Adjustments(2)     Combined
                                                                                                     --------------    ---------
Net revenue ..........................................................     $8,020.3     $1,608.5       $   --          $9,628.8
Cost of revenue ......................................................      4,948.6        348.4           --           5,297.0
Selling, general and administrative expenses .........................      1,553.0        350.4         34.3(3)        1,932.9
                                                                                                                           (4.8)
Merger, restructuring and other non-recurring charges ................         18.1          --            --              18.1
Write-off of purchased in-process research and development ...........        184.3          --            --             184.3
Charge for the impairment of long-lived assets .......................          7.4          --            --               7.4
Net gain on sale of businesses .......................................       (410.4)         --            --            (410.4)
Interest expense, net ................................................        168.1        652.2         42.5(4)          862.8
                                                                           --------     --------       ------          --------
Income from continuing operations before income taxes and ............      1,551.2        257.5        (72.0)          1,736.7
   minority interest
Income taxes .........................................................       (529.5)       (97.4)        13.1(5)         (613.8)
Minority interest ....................................................        (12.5)      --             (3.0)            (15.5)
                                                                           --------     --------       ------          --------
Income from continuing operations ....................................     $1,009.2     $  160.1       $(61.9)         $1,107.4
                                                                           ========     ========       ======          ========
Income from continuing operations per common share(1):
   Basic .............................................................        $0.58        $0.62                          $0.59
   Diluted ...........................................................        $0.57        $0.61                          $0.58
Weighted average number of common shares(1):
   Basic .............................................................      1,735.2        260.0                        1,867.3
   Diluted ...........................................................      1,762.2        262.5                        1,894.3

             See accompanying notes to unaudited pro forma combined
                        condensed financial information.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF CONTINUING
             OPERATIONS FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2000
                     (in millions, except per share amounts)

                                                                             Tyco          CIT        Pro Forma        Pro Forma
                                                                           --------     --------     Adjustments(2)     Combined
                                                                                                     --------------    ---------
Net revenue ........................................................      $28,931.9     $6,160.4      $    --          $35,092.3
Cost of revenue ....................................................       17,931.2      1,281.3           --           19,212.5
Selling, general and administrative expenses .......................        5,252.0      1,395.9        137.4(3)         6,766.1
                                                                                                                           (19.2)
Merger, restructuring and other non-recurring charges, net .........          175.3           --          --               175.3
Charge for the impairment of long-lived assets .....................           99.0           --          --                99.0
Interest expense, net ..............................................          769.6      2,497.7        160.8(4)         3,428.1
Gain on issuance of common shares by subsidiary ....................       (1,760.0)          --           --           (1,760.0)
                                                                          ---------     --------       ------          ---------
Income from continuing operations before income taxes and ..........        6,464.8        985.5       (279.0)           7,171.3
   minority interest
Income taxes .......................................................       (1,926.0)      (373.9)        49.0(5)        (2,250.9)
Minority interest ..................................................          (18.7)          --        (11.9)             (30.6)
                                                                          ---------     --------      -------          ---------
Income from continuing operations ..................................      $ 4,520.1     $  611.6      $(241.9)         $ 4,889.8
                                                                          =========     ========      =======          =========
Income from continuing operations per common share(1):
   Basic ...........................................................          $2.68        $2.34                           $2.69
   Diluted .........................................................          $2.64        $2.33                           $2.65
Weighted average number of common shares(1):
   Basic ...........................................................        1,688.0        261.1                         1,820.1
   Diluted .........................................................        1,713.2        262.7                         1,845.3

             See accompanying notes to unaudited pro forma combined
                        condensed financial information.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                       BALANCE SHEETS AT DECEMBER 31, 2000
                                  (in millions)

                                                                       Tyco            CIT        Pro Forma         Pro Forma
                                                                     ---------      ---------   Adjustments(2)      Combined
                                                                                                --------------      ---------
                            ASSETS

Current assets:
   Cash and cash equivalents.................................        $ 1,480.7      $   812.1      $      --        $  2,292.8
   Accounts receivable, net..................................          6,040.5             --             --           6,040.5
   Inventories...............................................          4,994.9             --             --           4,994.9
   Current portion of financing receivables, net of reserve                 --       13,987.3             --          13,987.3
      for credit losses......................................
   Other current assets......................................          2,167.7        2,698.4          906.2           5,772.3
                                                                     ---------      ---------      ---------        ----------
      Total current assets...................................         14,683.8       17,497.8          906.2          33,087.8
Long-term financing receivables, net of reserve for credit                  --       19,041.7             --          19,041.7
   losses....................................................
Construction in progress--TyCom Global Network................           381.0             --             --             381.0
Property, plant and equipment (including operating lease               9,011.6        7,190.6          255.4          16,457.6
   equipment), net...........................................
Goodwill and other intangibles, net..........................         22,879.6        1,964.6        3,434.0(6)       28,278.2
Other assets.................................................          2,801.0        2,995.1         (560.7)          5,235.4
                                                                     ---------      ---------      ---------        ----------
           Total assets......................................        $49,757.0      $48,689.8      $ 4,034.9        $102,481.7
                                                                     =========      =========      =========        ==========
             LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Loans payable and current portion of long-term debt.......          2,134.1       20,483.8             --          22,617.9
   Accounts payable..........................................          3,467.2             --          546.2           4,013.4
   Accrued expenses and other current liabilities............          4,751.1        4,467.5           54.7           9,348.3
                                                                                                        75.0(7)
   Contracts in process--billings in excess of cost...........           851.2             --             --             851.2
   Income taxes payable......................................          1,923.1             --             --           1,923.1
                                                                     ---------      ---------      ---------        ----------
      Total current liabilities..............................         13,126.7       24,951.3          675.9          38,753.9
Long-term debt...............................................         13,143.1       17,481.3        2,486.4(4)       33,110.8
Other long-term liabilities..................................          2,748.2             --             --           2,748.2
                                                                     ---------      ---------      ---------        ----------
      Total liabilities......................................         29,018.0       42,432.6        3,162.3          74,612.9
Mandatorily redeemable preference shares.....................               --          250.0             --             250.0
Minority interest............................................            354.8             --             --             354.8
Shareholders' Equity:
   Retained earnings.........................................          9,385.3        2,603.3       (2,603.3)(8)       9,385.3
   Other shareholders' equity................................         10,998.9        3,403.9       (3,403.9)(8)      17,878.7
                                                                                                     6,879.8(9)
                                                                     ---------      ---------      ---------        ----------
      Total shareholders' equity.............................         20,384.2        6,007.2          872.6          27,264.0
                                                                     ---------      ---------      ---------        ----------
           Total liabilities and shareholders' equity........        $49,757.0      $48,689.8      $ 4,034.9        $102,481.7
                                                                     =========      =========      =========        ==========


             See accompanying notes to unaudited pro forma combined
                        condensed financial information.

                          NOTES TO UNAUDITED PRO FORMA
                    COMBINED CONDENSED FINANCIAL INFORMATION

(1) The unaudited pro forma combined per share amounts are based on the pro forma combined weighted average number of common shares which equals Tyco's weighted average number of common shares outstanding for the period plus the total number of Tyco common shares that will be delivered to CIT stockholders in the merger and upon the exchange of CIT's exchangeable shares. CIT Exchangeco exchangeable shares are exchangeable for shares of CIT common stock on a 1:1 basis. The number of shares to be delivered in the merger and upon the exchange of the exchangeable shares is based on the CIT stockholders and holders of the exchangeable shares receiving 0.6907 Tyco common shares for each share of CIT common stock or exchangeable share held. Immediately prior to the consummation of the merger, a subsidiary of Tyco will purchase 71 million shares of CIT from Dai-Ichi Kangyo Bank Ltd. for $35.02 per share in cash. For purposes of the unaudited pro forma combined condensed financial information, the number of shares of CIT common stock on March 12, 2001 of 191,213,263 was used. This amount includes 179,926,113 outstanding common shares, and 11,287,150 exchangeable shares, and excludes the 71 million shares to be purchased for cash.

(2) There were no material transactions between Tyco and CIT during any of the periods presented. Certain reclassifications, none of which affects income from continuing operations, have been made to CIT's statements of operations and balance sheet in the unaudited pro forma combined condensed financial statements to reclassify minority interest, other current assets, property, plant and equipment, other assets and accounts payable, on a basis consistent with Tyco's financial statements. Accrued purchase liabilities and adjustments related to the integration of operations are expected to be recorded in connection with the merger with CIT, but such amounts are not determinable at this time, and are not, therefore, included as pro forma adjustments in the unaudited pro forma combined condensed financial information.

(3) The allocation of the purchase price to the fair value of assets and liabilities of CIT has not yet been determined. Therefore, for purposes of the unaudited pro forma combined condensed financial information, the excess of the purchase price over the book value of net assets acquired of CIT is being recorded as goodwill and amortized over an estimated composite 25 year life to selling, general and administrative expenses.

(4) The increase in long-term debt and the related interest expense reflects the purchase of 71 million shares for $35.02 per share funded with Tyco's commercial paper program.

(5) The income tax benefit relates to the assumed increase in interest expense, slightly offset by the tax effect of the minority interest reclassification.

(6) Represents the excess of the purchase price over the net assets acquired of CIT. See (3) above for further discussion. The purchase price of $9,366.2 million was determined based upon the sum of the following: the six day average, three days before and after the announcement of the merger, of the daily volume weighted selling prices per Tyco common share on the New York Stock Exchange, as reported by Bloomberg Financial Markets, multiplied by 132,071,001 shares, which is the total number of Tyco common shares that will be delivered in the merger and to the holders of exchangeable shares (see (1) above for further discussion); the 71 million shares of CIT multiplied by $35.02 per share to be paid in cash; the preliminary estimate of the fair value of options to be exchanged in the merger; and estimated direct transaction costs related to the merger.

(7) Represents the increase in accrued expenses for estimated direct transaction costs related to the merger.

(8)  Represents the elimination of CIT's equity accounts.

(9) The increase in shareholders' equity reflects the value of 132,071,001 Tyco common shares to be issued in the merger and upon exchange of the exchangeable shares plus the preliminary estimate of the fair value of options to be exchanged in the merger.